Exhibit 1


                                                    Grant Thornton LLP [logo]


26911 Northwestern Hwy., Suite 400
Southfield, MI  48034
TEL: 248 262-1950   FAX: 248 350-3581

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November 1, 1999



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re:        Dearborn Bancorp, Inc.
           File No. 0-24478


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Dearborn Bancorp, Inc dated October 29, 1999, and agree with the statements contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP




cc: Mr. Michael J. Ross, Dearborn Bancorp, Inc.